Exhibit 2.3

AMENDMENT NO. 2 TO THE ASSET PURCHASE AGREEMENT

AMENDMENT NO. 2, dated June 12, 2009 (this “Amendment”) to the ASSET PURCHASE AGREEMENT (as amended, the “Purchase Agreement”), dated as of May 29, 2009, as amended by Amendment No. 1 to the Purchase Agreement, dated June 11, 2009, in each case, by and among Butler International, Inc, a Maryland corporation (“Butler”), the Sellers set forth on the signature page thereto (collectively with Butler, the “Sellers”) and Butler America LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the parties to the Purchase Agreement have determined that it is advisable to further amend the Purchase Agreement; and

WHEREAS, Section 13.4 of the Purchase Agreement provides that the Purchase Agreement may be amended by execution of a written instrument executed by the parties thereto.

NOW, THEREFORE, in consideration of the foregoing premises, and the agreements, covenants, representations and warranties contained in the Purchase Agreement and herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties, intending to be legally bound, hereby agree as follows:

1.           Section 1.3.3 of the Purchase Agreement is hereby amended by amending and restating such section in its entirety so that, as amended and restated, it shall read as follows:

1.3.3     On or prior to June 25, 2009 (the “Designation Deadline”), Buyer may designate in writing any Executory Contract as a Contract to be assumed by it pursuant to this Agreement (collectively, the “Assumed Contracts”).  Buyer shall be obligated to pay at Closing any Undisputed Cure Costs associated with the assumption of such Assumed Contract and shall be obligated to escrow or otherwise secure payment of any Disputed Cure Costs.  The Disputed Cure Costs shall only be paid by Buyer pursuant to Order of the Bankruptcy Court or mutual agreement between Buyer and the counterparty to the applicable Assumed Contract.  Notwithstanding anything contained herein to the contrary, Buyer shall only assume, and shall only be responsible for, Contracts designated by it as Assumed Contracts pursuant to this Section 1.3.  As used herein, “Order” shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

2.           Exhibit “H” of the Purchase Agreement, the Bidding Procedures Order, is hereby amended by amending and restating such exhibit in its entirety so that, as amended and restated, it shall read as set forth in Annex A attached hereto.

3.           Exhibit “I” of the Purchase Agreement, the Bidding Procedures, is hereby amended by amending and restating such exhibit in its entirety so that, as amended and restated, it shall read as set forth in Annex B attached hereto.

4.           Except as specifically amended hereby, the terms and provisions of the Purchase Agreement shall continue and remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.  All references in the Purchase Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the “Purchase Agreement” shall be deemed for all purposes to refer to the Purchase Agreement, as amended by this Amendment.

5.           This Amendment may be signed in counterparts.  The parties further agree that this Amendment may be executed by the exchange of facsimile signature pages provided that by doing so the parties agree to undertake to provide original signatures as soon thereafter as reasonable in the circumstances.

6.           This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, Buyer and Sellers have executed this Amendment as of the day and year first above written.

BUYER:

BUTLER AMERICA LLC

By: /s/ D. Stephen Sorensen
Name: D. Stephen Sorensen
Title: President

SELLERS:

BUTLER INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICE GROUP, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER OF NEW JERSEY REALTY CORP.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER TELECOM, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER UTILITY SERVICE, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER RESOURCES, LLC

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

Annex A

[BIDDING PROCEDURES ORDER]

A-1

  Annex B

[BIDDING PROCEDURES]

B-1